UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

Current Report
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2012

PLURISTEM THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Nevada	001-31392	98-0351734
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

MATAM Advanced Technology Park Building No. 20 Haifa, Israel	31905
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011 972 74 710 7171

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 13, 2012, Pluristem Therapeutics Inc., or the Company, entered into an underwriting agreement, or the Underwriting Agreement, with Jefferies & Company, Inc., as representative of the underwriters named therein, in connection with a public offering of 8,000,000 shares of the Company’s common stock, par value $0.00001 per share, or the Common Stock, and warrants to purchase 2,800,000 shares of Common Stock, or the Warrants.  Jefferies & Company, Inc. acted as sole book-running manager for the offering. Oppenheimer & Co. Inc. acted as co-lead manager for the offering.  Needham & Company, LLC and Maxim Group LLC acted as co-managers for the offering.

The shares of Common Stock and the Warrants will be sold in units, or the Units, with each Unit consisting of one share of Common Stock and 0.35 of one warrant to purchase  shares of Common Stock with each whole Warrant exercisable for one share of Common Stock. Each Unit will be sold at a public offering price of $4.00 per unit. The Company granted the underwriters a 30-day option, or Option, to purchase from the Company up to an additional 1,200,000 shares of Common Stock and/or Warrants to purchase up to 420,000 shares of Common Stock.

The Warrants to be issued in the offering will be exercisable commencing six months following issuance for a period of five years from issuance, at an exercise price of $5.00 per share.  The Warrants are being issued pursuant to a Warrant Agreement to be entered between the Company and American Stock Transfer & Trust Company, LLC. The Warrants will not be listed on The NASDAQ Capital Market or any other exchange and no trading market for the Warrants is expected to develop. The shares of Common Stock and Warrants will be mandatorily separable immediately upon issuance.

The offering is expected to close on September 19, 2012, subject to the satisfaction of customary closing conditions. The net proceeds to the Company are expected to be approximately $29,580,000 assuming no exercise of the Option or the Warrants and after deducting underwriting commissions and discounts and estimated expenses payable by the Company associated with the offering. The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-177009) previously filed with the Securities and Exchange Commission and a prospectus supplement and an accompanying prospectus dated September 13, 2012.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Copies of the Underwriting Agreement and the Warrant Agreement (including the form of Warrant certificate) are attached hereto as Exhibits 1.1 and 4.1, respectively, and are incorporated herein by reference. The foregoing summary description of the offering and the documentation related thereto, including without limitation, the Underwriting Agreement, the Warrants and the Warrant Agreement, does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS AND IMPLICATIONS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON THE COMPANY’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS WHICH ARE BEYOND THE COMPANY’S CONTROL.  FOR EXAMPLE:

•
THIS REPORT STATES THAT THE OFFERING IS EXPECTED TO CLOSE ON SEPTEMBER 19, 2012, SUBJECT TO THE SATISFACTION OF CUSTOMARY CLOSING CONDITIONS. IN FACT, IF THESE CONDITIONS ARE NOT SATISFIED OR THE SPECIFIED CONTINGENCIES DO NOT OCCUR, THIS OFFERING MAY NOT CLOSE.

•
THIS REPORT STATES THAT THE UNDERWRITERS HAVE BEEN GRANTED A 30-DAY OPTION TO PURCHASE FROM THE COMPANY UP TO AN ADDITIONAL 1,200,000 SHARES OF COMMON STOCK AND / OR WARRANTS TO PURCHASE UP TO 420,000 SHARES OF COMMON STOCK. AN IMPLICATION OF THIS STATEMENT MAY BE THAT THIS OPTION MAY BE EXERCISED IN WHOLE OR IN PART.  IN FACT, THE COMPANY DOES NOT KNOW WHETHER THIS OPTION, OR ANY PART OF IT, WILL BE EXERCISED, AND THE UNDERWRITERS MAY NOT DO SO.

FOR THESE REASONS, AMONG OTHERS, YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

ITEM 9.01.                      FINANCIAL STATEMENTS AND EXHIBITS.

(d). Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated September 13, 2012, by and among Pluristem Therapeutics Inc. and Jefferies & Company, Inc., as representative of the underwriters named therein.

4.1	Form of Warrant Agreement by and between Pluristem Therapeutics Inc. and American Stock Transfer & Trust Company, LLC (including the form of Warrant certificate).

5.1	Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP.

23.1	Consent of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (included in its opinion filed as Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM THERAPEUTICS INC.

Date: September 13, 2012	By:	/s/ Yaky Yanay
Yaky Yanay
Chief Financial Officer